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A link to the following news article was posted on the EMC Corporation employee intranet.

Michael Dell On EMC Deal: Together We’ll Be ‘Even More Powerful’

by Matt Brown on October 12, 2015, 3:03 pm EDT

Michael Dell said the merger with storage giant EMC makes Dell “even more powerful” as it moves to comprehensively serve customers across all key enterprise computing segments.

In a conference call with analysts and media shortly after the Round Rock, Texas, company said that it and private equity firm Silver Lake Partners would acquire EMC for $67 billion in cash and stock, the founder, chairman and CEO of his namesake firm provided some details about how the combined company would look and act in the early days of the marriage.

Michael Dell said some top EMC executives have “a bright future” with Dell, which intends to enhance EMC’s federation structure, move Dell’s server business to EMC’s Hopkinton, Mass., campus and begin aggressively paying down the debt his company is taking on to complete the largest tech acquisition in history.

The deal, which creates a new world order in the intensely competitive enterprise computing market, is expected to close in the third quarter of 2016. It makes Dell, the former direct-seller of PCs, an enterprise superpower with prominent positions in key technology segments including servers, storage, virtualization, networking, cloud services, security, big data and IT services.

Dell, speaking from EMC’s headquarters, was accompanied on the call by Silver Lake Managing Partner Egon Durban, as well by EMC Chairman and CEO Joe Tucci, CEO of EMC Information Infrastructure David Goulden and VMware CEO Pat Gelsinger, among others.

Hopkinton will be the new home of Dell’s server business, Dell said. “The business here is about to get a lot larger. We are planning to put our server business into the EMC enterprise data center business. So that business here will become a more than $30 billion business,” one of the biggest businesses in the new company, he said.

When asked, Dell wouldn’t speak directly about the possibility of layoffs following the close of the merger, saying only that, “there certainly are some cost synergies. But I think there are other companies in industry that are far better at reducing headcount than we are ... there are always adjustments that will occur.”

Goulden and Gelsinger, who before the merger were reported to have both been considered successors to Tucci as EMC CEO, “have a bright future in the new organization,” Michael Dell said.

The merger also has wide-ranging implications for EMC’s conglomerate of businesses. Before the merger was revealed, EMC was locked in a contentious battle with activist investor Elliott Management, which was pushing for EMC to split up the federation in order to realize greater shareholder value.

That consideration seems to be off the table as EMC becomes part of what Dell calls the largest privately held tech firm in the world. He said his team has studied EMC’s so-called federation of companies carefully. “We look forward to enhancing that. There are some great aspects to this structure, and as we come together, we’ll be even more powerful.”

The company will have to do that while navigating existing relationships among companies that partner closely on some strategies and compete fiercely on others.

For example, Dell said he intends to continue EMC converged infrastructure unit VCE’s relationship with Cisco Systems, a key Dell rival. “The industry has a long history of companies collaborating and competing,” Dell said. “We have great partnerships with Microsoft, Oracle, and that will absolutely continue.”

He also said Dell would not exclusively choose VMware for virtualization, a move that underlines the company’s commitment to openness, he said.

Gelsinger added, “We also have strong relationships with HP, Lenovo. We are committed, and Dell has demonstrated commitment to openness. We’re committed to that.”

Dell will retain VMware as a publicly traded company, according to the company. The $33.15 per share being offered EMC shareholders includes about $9 a share for VMware as a tracking stock.

Said to be the “crown jewel” of the merger, VMware will play a key role in Dell’s cloud strategy, Michael Dell said.

“The combined company is well positioned to address the move to the cloud,” he said. “Dell has been providing infrastructure for a long time and has done quite well there. VMware is quite well positioned in hybrid cloud, in software-defined data center, the ability to take the benefits of public cloud and bring into the on-prem data center. With [the] explosion in [the] number of devices, apps and the amount of data, there will be public cloud, Software-as-a-Service. Dell provides infrastructure to a majority of Software-as-a- Service in the world. We’re even more prepared for that. In the last six months, we have added about 2,000 new salespeople. That’s an advantage of a privately controlled structure. We have great access and reach to customers.”

Dell said the two firms also have had several discussions about security, including the possibility of combining EMC’s flagship security unit, RSA, with Dell’s SecureWorks cybersecurity arm, which filed for an initial public offering late last week.

Dell said he intends to begin paying down the debt taken on to make the EMC acquisition – reported to be about $40 billion – within 18 to 24 months of the deal’s closing, using money “coming from revenue synergies and cash flow of the combined business.” He said that’s the same recipe that has allowed Dell get ahead of schedule paying down the debt it took on in the near-$25 billion leveraged buyout that took the company private in 2013.

Tucci, who has resisted Elliott Management’s calls to break up the federation, said the deal creates advantages for the company in a rapidly changing market and satisfies shareholders.

“If you look at the industry we grew up in, it’s going through tremendous transformation,” Tucci said. “The old style of IT is being disrupted. There’s a thousand times as much data being created by a thousand times as many users. For what a company has to go through to handle the disruptive side of the changing wave of IT, [the merger] makes sense. We wanted to do this in a way that is very attractive to EMC shareholders and a fair deal. Creating the kind of transformation, with the mother ship being private, creates tremendous advantages. I’m incredibly excited as a shareholder and tremendously excited for the future.”

PUBLISHED OCT. 12, 2015

Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement/prospectus regarding the proposed transaction and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings” or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can also obtain free copies of these documents from EMC using the contact information above.

* * * * *

A link to the following news article was posted on the EMC Corporation employee intranet.

CRN Exclusive: EMC’s Jeremy Burton Discusses Dell Bid, Cisco Relationship, And Customer Choice

By Joseph F. Kovar on October 13, 2015, 10:32 am EDT

Diving In To Dell’s Planned Acquisition Of EMC

As word of Dell’s planned acquisition of EMC broke over the past couple days, a lot of ink was spilled over concerns about the culture clash between the two and about the rivalry between Dell and Cisco Systems, EMC’s longtime server and networking partner.

Jeremy Burton, president of products and marketing at EMC, told CRN in an exclusive meeting that those concerns have been overblown, and that Dell and EMC will be keeping customer requirements in mind as they prepare for the close of the deal sometime in the next 12 months.

Burton also addressed questions about how Dell and EMC will deal with, or may not deal with, the overlap in their storage offerings, their future joint moves to bring the cloud to customers, and their different approaches to the channel.

Here’s a unique look into what EMC may do as the close of its acquisition by Dell starts to shape up.

You guys sure know how to break up a NetApp Insight conference, don’t you?

Yeah, It wasn’t a deliberate plan.

So when did you first hear about the deal, officially?

I’ve known about it for a while. There’s obviously a lot of planning involved just making sure you can even get to the announcement time. But obviously, in the last couple of weeks, it’s really kicked into high gear. And the difficult thing is, these things are never done until they’re done. So the amount of work involved in the last week is always an order of magnitude or two of what went on before.

It’s really been intense in the last week.

EMC and Dell have been archrivals for years after the messy divorce between them. How do you bring them together?

I think the good news is, unlike almost any other kind of big deal [like this], we’ve proven the partnership can work. Yeah, there’s a lot of light shined on the end of the partnership. What maybe got lost is, that last year of the partnership, it was a couple of billion dollars [of revenue]. I’ll bet that ranks in the top 10 of all-time tech partnerships. I don’t have my fact sheet.

I’ve been involved in a lot of partnerships over the years. When a partnership gets to be worth billions, that’s highly unusual. So something in the culture, in the DNA, must be working. ... The sales kind of mojo worked hand-in-glove because Dell tended to hunt in places where the EMC guys didn’t. So you’re always looking for one plus one equals three.

I guess I got here just in time for the partnership to end. I personally don’t have a lot of history, but I don’t detect huge cultural differences, at least based on what that partnership achieved. I think maybe the bigger goal that we’re looking at is, how do we take these two companies and operationalize it so we get the same kind of lift that we got for the best part of 10 years [during the Dell-EMC partnership]?

Clearly, there’s a lot of work to do there. But I think there’s a lot of positives in the fact that, OK, we’ve been there once before with these guys. So we should be able to revisit some of what went well in the past.

Just coincidence that the partnership ended just before you joined EMC, or [was there some cause and effect]?

I’m not taking credit for that one.

The biggest area of overlap between the two companies is in midrange, with EMC VNX vs. Dell Compellent, EqualLogic and PowerVault. The lines are pretty competitive. How will you handle that overlap?

We have not obsessed over overlaps within the portfolio. We’ve actually obsessed over gaps in the portfolio.

Obviously, until the deal closes, we can’t do anything. But we very much have this workload-based approach. And you also have to segment by account, by enterprise, commercial and SMB. And I think we’ve got to ascertain [what] is the sweet spot for these offerings, and then can we align it with go-to-market, and can we explain that to our sales partners. We spend a lot of time and effort on doing that because we have a portfolio play.

How do Dell and EMC’s approaches to the channel differ, and how can you bring the two together?

Not to speak for Dell, but they’ve done a phenomenal job over the past five or six years of going from a direct-led organization to one that is incredibly channel-led, in many ways.

I don’t think they’d mind you speaking for them if you talk like that.

Well, I’ve been watching them from the outside. They cover a lot of ground that we typically don’t. I mean, Dell tends to be very strong in the commercial segment, in SMB, federal, state and local. And we tend to be very strong in the large enterprises. So if you paint in wide brush strokes, you’d say that we’ve tended to attract a lot of the value partners, whereas Dell’s tended to attract more of the volume partners.

We should be able to figure out how these two things work together, and how our value partners can take a more complete solution, including Dell, into the enterprise. And then there are some products in the portfolio that I think we’ve not had the volume channel to do them justice, and I think we could [see] an opportunity there as well.

And I wouldn’t just limit the lens to EMC. You need to look at VMware, for example. How many more servers can we sell vSphere on? Can we give VSAN a lift in its sweet spot, which I believe is the midmarket? Look at AirWatch and where it typically goes. It does very well in midrange and enterprise markets.

How about on the cloud side? EMC just recently acquired Virtustream. What’s the situation on that, and how might the partners’ situation change?

When we [acquired Virtustream], I think we said we wanted to set this thing up as an essential cloud entity for the EMC Federation companies. We’re moving down that path. ...

Virtustream is a very, very focused small company by our standards, and you always have to give these guys time to digest what has been given to them. But you’ll start to see that built out more and more as our central cloud entity.

Virtustream is still ramping. You can’t expect that it really becomes the central cloud offering of the EMC Federation. The other task that we shouldn’t forget is we want to hook up on-ramps to it to make it very, very easy for folks to move anything from primary data to backup copies to archives to entire workloads.

Given that EMC’s partner base is, as you said a minute ago, more value-centered, and Dell’s partner base could be seen as somewhat more volume-centered, where do the cloud and Virtustream fit into that combined partner base?

Today, Virtustream is very much on the value side. If you look at their history, it’s really been taking tier-one, mission-critical apps like SAP and running them off-premises in a much more economical way. They’re at, if you like, the top of the pyramid.

But over time, you’re going to see the ranges that they offer are going to broaden. And I think those services are going to be more broadly applicable.

When will we be able to hear more about channel integration, channel programs, MDFs, and so on?

It’s like an election campaign. At some point, you’re probably going to be sick of hearing all about it.

We obviously at this phase can only really get familiar with what Dell does, and they get familiar with what EMC does. So we really [have to] wait for the transaction to close before we truly begin any sort of integration.

I think for now it’s really more about getting familiar. We’ve got to go and talk to channel partners and see what they have to say. We have to go talk with customers and see what they’ve got to say. Because once the transaction closes, we’ve got to start making decisions that are in the best interests of both.

Do you expect a lot of attrition among employees or on the channel side as the two vendors come together?

In the deal itself, I think there are a lot of strong incentives, particularly for folks that have stock in the company, which is quite a significant number, to stick around for the transaction to close.

And beyond that, Dell and Silver Lake have not just bought technology. They’ve bought people. And so they’re pretty motivated to keep the top talent of the company. Some of that will be done directly. And some of that, candidly, is just by continuing the current operating model so that, for example, Pivotal has got a shot of going public. The reason we’ve got talent in Pivotal is that we’ve got a company within a company.

As a big company, you can only be competitive if you keep talent. And the model that we put in place allows us to attract talent that can do the kind of things that I think would be very difficult at [other] companies. I look at the guys at Pivotal and Virtustream, for example. And if we weren’t setting it up in a certain way so they can be run like a startup, I don’t think we’d be anywhere near as successful. So we don’t want to lose that from our mode of operation. We don’t want to lose that from the DNA of the new entity.

Software-defined storage, the idea of moving more storage functionality on software, how will that change with the acquisition?

Storage has always had some level of compute in it. ... The new generation of software-defined storage, and we’ve got a lot of examples with things like ScaleIO and ECS [Elastic Cloud Storage]. I mean, it’s software, predominantly. And the interesting thing with something like a ScaleIO is you can run it on the same server that your application’s running on.

So you have it hyper-converged. If you like the next-generation architectures, hyper-converged is more of a factor, meaning you’re going to run the storage controller on the same node, in some instances, that you are going to run the application on. I think what you see now is, you have the No. 1 storage vendor in the world getting together with what, I think, is the No. 2 compute player.

So now what happens to the long Cisco-EMC partnership? EMC as a part of Dell will become a rival of Cisco’s. What happens to the partnership?

I thing you have to look at it segment by segment. I look at VCE and Vblocks, where we sell loads [with Cisco]. It’s in a thousand or two thousand customers, with tier-one mission-critical sales into central IT. And you’ll find in many of those environments it’s Cisco networking everywhere.

I’ve been asked a couple of times [if we will] continue with Cisco, and the answer is, yes. And the reason is, the customer wants Cisco. And one of the things I think we’ve been very clear about in [our] Federation model is that choice is important.

I think you’ll see that, with converged infrastructure in particular, it’s not going to be like a single Vblock, which is VMware, Cisco and EMC. It’s going to be a family, in the same way you look at our storage portfolio. You’ve got VMAXes and VNXes and XtremIOs and ScaleIOs.

And I think you’re going to see the same thing with converged infrastructures. Some of it is going to be branded ‘UCS tier-one mission-critical workloads.’ And some of it, like VxRack, is going to be white-box or commodity servers. Why? Because of the kind of workloads it’s going to run.

Just because we’re going down the path here with Dell, I don’t think it eliminates the potential of a continued partnership with Cisco.

So what happens to the EMC Federation now?

I think the operating model of the Federation, Michael [Dell] was pretty clear on the call today that it was one of the attractions. Why? Because it gives you a structure that you can have the small things move fast, and provide focus and attract talent.

Will we adhere to everything in the Federation? Probably not. But I think the underlying premise of an aligned set of businesses that offers choice to customers, I think that’s going to live on. Live on in spirit if not by name. How about that?

It seems like Michael [Dell] has a different view on the EMC Federation than EMC’s investors do.

If I was to categorize the investor sentiment, it would be, hey, you’re investing in a bunch of Federation things that are not making the stock price go up. Like Pivotal, for example. We’re sinking something like $300 million a year in Pivotal, and it hasn’t really contributed materially to the stock price. If we didn’t spend that money, and just added it to the bottom line, the stock price would rise.

[With] public markets, you’re always on the hook to deliver quarter-to-quarter earnings per share. In the private model, you don’t have that pressure.

Yeah, there was investor frustration with the Federation model. But that was more because they didn’t feel the investments were paying off in a way that would materially impact the stock in the time frame that they expected. If you go private, then, it’s not about public investors.

As part of this deal, I believe EMC has a 60-day shop-around period to solicit other bids. Do you expect any other bids?

I think that provision is pretty standard. In fact, I think the guys at CNBC brought up the fact to Michael [Dell] that when they did their initial LBO [leveraged buy out], there was a go-shop policy in that as well.

I think it’s probably fair to say that there is a responsibility in the name of shareholder value to seek the best deal. Everyone here is focused on this specific deal.

Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities

Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement/prospectus regarding the proposed transaction and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings” or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the

SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can also obtain free copies of these documents from EMC using the contact information above.